Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information: Claire S. Bean, COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports Second Quarter Results, Declares Dividend

Lewiston, ME (January 29, 2015) — Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.6 million, or $0.16 per diluted common share, for the quarter ended December 31, 2014, compared to net income of $1.4 million, or $0.13 per diluted common share, for the quarter ended December 31, 2013. Net income for the six months ended December 31, 2014 was $3.2 million, compared to $1.7 million for the six months ended December 31, 2013.

The Board of Directors has declared a cash dividend of $0.01 per share, payable on February 26, 2015 to shareholders of record as of February 12, 2015.

“We closed another productive quarter,” said Richard Wayne, President and Chief Executive Officer. “Total loans grew by 6%, on the strength of 10% growth in our LASG loan book. Transactional income of $2.8 million produced a 13.7% return on purchased loans, contributing significantly to a 4.9% net interest margin for the period. We made significant progress in building out our new SBA lending initiative, hiring 7 new business development officers in November. And, in our continuing effort to improve returns for shareholders, we repurchased 434 thousand shares at an average price of $9.14.”

At December 31, 2014, total assets were $810.0 million, an increase of $48.1 million, or 6.3%, compared to June 30, 2014. The principal components of the change in the balance sheet follow:

1.              The loan portfolio — excluding loans held for sale — grew by $58.9 million, or 11.4%, compared to June 30, 2014, the result of net growth of $65.9 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset by a $7.0 million decrease in the Bank’s Community Banking Division loan portfolio.

New loans generated by the LASG totaled $68.2 million and $121.7 million for the three and six-month periods, respectively, ending December 31, 2014. The quarterly growth in LASG loans consisted of $39.7 million in purchases, at an average price of 85.7%, and $28.5 million in originations. Residential and consumer loan production sold in the secondary market totaled $26.0 million for the quarter.

As discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase and commercial real estate loan availability under these conditions follow.

Basis for Regulatory Condition	Condition	Availability at December 31, 2014
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$19.7
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$132.6

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended December 31,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$46,307	$28,579	$74,886	$15,663	$17,138	$32,801
Net investment basis	39,667	28,565	68,232	13,619	17,138	30,757
Loan returns during the period:
Yield	13.27%	4.00%	10.17%	13.82%	5.14%	11.38%
Total Return (1)	13.72%	4.57%	10.67%	13.76%	5.14%	11.35%

	Six Months Ended December 31,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$62,425	$68,915	$131,340	$33,994	$43,564	$77,558
Net investment basis	52,834	68,904	121,738	29,967	43,564	73,531
Loan returns during the period:
Yield	13.02%	5.08%	10.53%	12.00%	5.37%	10.35%
Total Return (1)	13.24%	5.58%	10.85%	12.20%	5.37%	10.51%
Total loans as of period end:
Unpaid principal balance	$262,445	$126,620	$389,065	$212,767	$78,828	$291,595
Net investment basis	$220,391	$126,563	$346,954	$177,435	$78,868	$256,303

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits increased by $37.9 million, or 6.4%, for the quarter, attributable primarily to growth in non-maturity accounts, which increased by $39.2 million, or 15.5%, for the three months ended December 31, 2014, offset in part by a decrease of $1.3 million in time deposits. For the six-month period, deposits increased by $57.4 million, or 10.0%. Growth in both periods was attributable mainly to increases in money market accounts attracted through the Bank’s online-only ableBanking division.

3.              Stockholders’ equity decreased by $1.1 million from June 30, 2014, due principally to $4.1 million in share repurchases (representing 448,686 shares), a decrease in accumulated other comprehensive income of $358 thousand and $204 thousand in dividends paid on common stock, offset in part by earnings of $3.2 million and $297 thousand of scheduled amortization of stock-based compensation.

Net income from continuing operations increased by $169 thousand to $1.6 million for the quarter ended December 31, 2014, compared to $1.4 million for the quarter ended December 31, 2013.

1.              Net interest and dividend income before provision for loan losses increased by $409 thousand, or 4.5%, for the quarter ended December 31, 2014 compared to the quarter ended December 31, 2013, due primarily to higher transactional interest income from purchased loan payoffs and the positive effect of balance sheet growth. Average total interest-earning assets for the three months ended December 31, 2014 increased by $76.0 million, and average loans increased by $59.3 million, when compared to the three months ended December 31, 2013. For the six months ended December 31, 2014, average total interest-earning assets increased by $68.0 million and average loans increased by $61.3 million compared to the six months ended December 31, 2013.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.”  When compared to the three and six month periods ended December 31, 2013, transactional interest income increased by $515 thousand and $1.8 million, respectively.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended December 31,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$236,127	$2,899	4.87%	$247,057	$3,284	5.27%
LASG:
Originated	105,167	1,060	4.00%	68,449	886	5.14%
Purchased	208,935	6,989	13.27%	175,469	6,112	13.82%
Total LASG	314,102	8,049	10.17%	243,918	6,998	11.38%
Total	$550,229	$10,948	7.89%	$490,975	$10,282	8.31%

	Six Months Ended December 31,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$238,646	$5,960	4.95%	$244,880	$6,626	5.37%
LASG:
Originated	93,751	2,399	5.08%	57,828	1,566	5.37%
Purchased	205,896	13,511	13.02%	174,318	10,547	12.00%
Total LASG	299,647	15,910	10.53%	232,146	12,113	10.35%
Total	$538,293	$21,870	8.06%	$477,026	$18,739	7.79%

The yield on purchased loans in each period shown increased primarily due to unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes transactional income of $2.8 million for the quarter ended December 31, 2014, an increase of $738 thousand from the quarter ended December 31, 2013. Additionally, total transactional income for the six months ended December 31, 2014 increased by $1.8 million, compared to the six months ended December 31, 2013. The following table summarizes the total return recognized on the purchased loan portfolio.

	Total Return on Purchased Loans
	Three Months Ended December 31,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,376	8.31%	$4,014	9.02%
Transactional income:
Gains on loan sales	194	0.37%	11	0.02%
Gain on sale of real estate owned	40	0.08%	—	0.00%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	2,613	4.96%	2,098	4.72%
Total transactional income	2,847	5.41%	2,109	4.74%
Total	$7,223	13.72%	$6,123	13.76%

	Six Months Ended December 31,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$8,873	8.55%	$7,753	8.78%
Transactional income:
Gains on loan sales	190	0.18%	227	0.26%
Gain on sale of real estate owned	40	0.04%	—	0.00%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	4,638	4.47%	2,794	3.16%
Total transactional income	4,868	4.69%	3,021	3.42%
Total	$13,741	13.24%	$10,774	12.20%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Noninterest income increased by $535 thousand for the quarter ended December 31, 2014, compared to the quarter ended December 31, 2013, principally due to the following:

•                  An increase of $432 thousand in gain on sales of portfolio loans, realized primarily on the sale of the guaranteed portion of SBA loans. The Company recognized $445 thousand in gains on SBA loans sold for the three months ended December 31, 2014, compared to no SBA gain for the quarter ended December 31, 2013; and

•                  An increase of $106 thousand in gains realized on sale of residential loans originated for sale in the secondary market, due principally to an increase in purchase-related mortgage loan activity in the current period.

3.              Noninterest expense increased by $596 thousand for the quarter ended December 31, 2014, compared to the quarter ended December 31, 2013, principally due to the following:

•                  An increase of $484 thousand in salaries and employee benefits, principally due to increased employee head count and incentive compensation, offset by a decrease in group insurance expense and employee stock options expense;

•                  An increase of $177 thousand in professional fees, due primarily to fees for temporary consulting services;

•                  An increase of $123 thousand in loan acquisition and collection expenses, due in part to an increased level of loan purchases in the quarter ended December 31, 2014 when compared to the quarter ended December 31, 2013; and

•                  A decrease of $130 thousand in occupancy and equipment expense, the result of a reduction in software maintenance and depreciation expense following the conversion of the Bank’s core systems platform to an outsourced model in May 2014. The decrease in equipment expense was offset in part by higher data processing fees, which increased by $70 thousand.

4.              The Company’s effective tax rate for the quarter ended December 31, 2014 was 36.1%, compared to 32.4% for the quarter ended December 31, 2013. The increase in the quarter was primarily the result of a change in estimated state tax apportionment.

At December 31, 2014, nonperforming assets totaled $14.3 million, or 1.8% of total assets, as compared to $9.3 million, or 1.2% of total assets at June 30, 2014.  The increase in nonperforming assets during the six months ended December 31, 2014 was mainly due to the addition of one recently-purchased loan relationship.

At December 31, 2014, the Company’s Tier 1 leverage capital ratio was 14.8%, a decrease from 15.9% at June 30, 2014, and the total risk-based capital ratio was 21.4%, a decrease from 23.7% at June 30, 2014. The decreases resulted primarily from balance sheet growth and the effect of purchases under the Company’s share repurchase program in the six months ended December 31, 2014.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, Claire Bean, Chief Operating Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss second quarter earnings and business outlook at 9:00 a.m. Eastern Time on Friday, January 30, 2015. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 70956761. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and two loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. In addition, the Small Business Lending division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the

Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2014	June 30, 2014
Assets
Cash and due from banks	$2,626	$3,372
Short-term investments	80,643	78,887
Total cash and cash equivalents	83,269	82,259
Available-for-sale securities, at fair value	107,841	113,881
Loans held for sale	5,154	11,945
Loans
Commercial real estate	343,479	316,098
Residential real estate	140,019	148,634
Commercial and industrial	82,939	41,800
Consumer	8,898	9,884
Total loans	575,335	516,416
Less: Allowance for loan losses	1,664	1,367
Loans, net	573,671	515,049
Premises and equipment, net	8,494	9,135
Real estate owned and other possessed collateral, net	2,058	1,991
Regulatory stock, at cost	4,102	4,102
Intangible assets, net	2,466	2,798
Bank owned life insurance	15,055	14,836
Other assets	7,925	5,935
Total assets	$810,035	$761,931
Liabilities and Stockholders’ Equity
Deposits
Demand	$51,920	$50,140
Savings and interest checking	95,373	98,340
Money market	144,523	83,901
Time	339,904	341,948
Total deposits	631,720	574,329
Federal Home Loan Bank advances	35,244	42,824
Wholesale repurchase agreements	10,117	10,199
Short-term borrowings	2,775	2,984
Junior subordinated debentures issued to affiliated trusts	8,530	8,440
Capital lease obligation	1,464	1,558
Other liabilities	9,262	9,531
Total liabilities	699,112	649,865
Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2014 and June 30, 2014	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,965,424 and 9,260,331 shares issued and outstanding at December 31, 2014 and June 30, 2014, respectively	8,965	9,260
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 880,963 shares issued and outstanding at December 31, 2014 and June 30, 2014	881	881
Additional paid-in capital	87,404	90,914
Retained earnings	15,314	12,294
Accumulated other comprehensive income (loss)	(1,641)	(1,283)
Total stockholders’ equity	110,923	112,066
Total liabilities and stockholders’ equity	$810,035	$761,931

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Interest and dividend income:
Interest on loans	$10,948	$10,282	$21,870	$18,739
Interest on available-for-sale securities	232	262	475	544
Other interest and dividend income	79	96	146	147
Total interest and dividend income	11,259	10,640	22,491	19,430
Interest expense:
Deposits	1,281	979	2,410	2,026
Federal Home Loan Bank advances	265	327	588	651
Wholesale repurchase agreements	73	98	145	192
Short-term borrowings	7	6	16	11
Junior subordinated debentures issued to affiliated trusts	188	192	394	385
Obligation under capital lease agreements	19	21	38	43
Total interest expense	1,833	1,623	3,591	3,308
Net interest and dividend income before provision for loan losses	9,426	9,017	18,900	16,122
Provision for loan losses	113	151	433	227
Net interest and dividend income after provision for loan losses	9,313	8,866	18,467	15,895
Noninterest income:
Fees for other services to customers	392	421	786	861
Gain on sales of loans held for sale	447	341	1,029	880
Gain on sales of portfolio loans	445	13	525	230
(Loss) gain recognized on real estate owned and other repossessed collateral, net	(31)	(77)	(54)	(115)
Bank-owned life insurance income	110	116	219	234
Other noninterest income	7	21	19	34
Total noninterest income	1,370	835	2,524	2,124
Noninterest expense:
Salaries and employee benefits	4,737	4,253	9,270	8,865
Occupancy and equipment expense	1,181	1,311	2,384	2,601
Professional fees	458	281	766	657
Data processing fees	347	277	692	554
Marketing expense	80	103	148	139
Loan acquisition and collection expense	413	290	687	763
FDIC insurance premiums	110	117	234	227
Intangible asset amortization	166	210	331	420
Legal settlement recovery	—	—	—	(250)
Other noninterest expense	718	772	1,437	1,490
Total noninterest expense	8,210	7,614	15,949	15,466
Income from continuing operations before income tax expense	2,473	2,087	5,042	2,553
Income tax expense	893	676	1,818	832
Net income from continuing operations	1,580	1,411	3,224	1,721
Income from discontinued operations before tax (benefit) expense	—	(27)	—	(12)
Income tax (benefit) expense	—	(9)	—	(4)
Net (loss) income from discontinued operations	—	(18)	—	(8)
Net income	$1,580	$1,393	$3,224	$1,713
Weighted-average shares outstanding:
Basic	10,132,349	10,432,833	10,155,598	10,436,673
Diluted	10,132,349	10,432,833	10,155,598	10,436,673
Earnings per common share:
Basic:
Income from continuing operations	$0.16	$0.13	$0.32	$0.16
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.16	$0.13	$0.32	$0.16
Diluted:
Income from continuing operations	$0.16	$0.13	$0.32	$0.16
Income from discontinued operations	0.00	0.00	0.00	0.00
Net Income	$0.16	$0.13	$0.32	$0.16
Cash dividends declared per common share	$0.01	$0.09	$0.02	$0.18

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$109,498	$232	0.84%	$116,888	$262	0.89%
Loans (2) (3)	550,229	10,948	7.89%	490,975	10,282	8.31%
Regulatory stock	4,102	15	1.45%	5,721	48	3.33%
Short-term investments (4)	104,822	64	0.24%	79,049	48	0.24%
Total interest-earning assets	768,651	11,259	5.81%	692,633	10,640	6.09%
Cash and due from banks	2,637			3,053
Other non-interest earning assets	32,500			36,222
Total assets	$803,788			$731,908

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$62,259	$40	0.25%	$58,987	$40	0.27%
Money market accounts	127,394	241	0.75%	86,245	114	0.52%
Savings accounts	33,648	12	0.14%	33,540	12	0.14%
Time deposits	348,118	988	1.13%	309,790	813	1.04%
Total interest-bearing deposits	571,419	1,281	0.89%	488,562	979	0.80%
Short-term borrowings	2,869	7	0.97%	2,397	6	0.99%
Borrowed funds	45,587	357	3.11%	59,941	446	2.95%
Junior subordinated debentures	8,508	188	8.77%	8,331	192	9.14%
Total interest-bearing liabilities	628,383	1,833	1.16%	559,231	1,623	1.15%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	55,131			53,184
Other liabilities	7,130			5,677
Total liabilities	690,644			618,092
Stockholders’ equity	113,144			113,816
Total liabilities and stockholders’ equity	$803,788			$731,908

Net interest income		$9,426			$9,017

Interest rate spread			4.65%			4.94%
Net interest margin (5)			4.87%			5.16%

(1)         Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)         Includes loans held for sale.

(3)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Six Months Ended December 31,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$110,874	$475	0.85%	$118,093	$544	0.91%
Loans (2) (3)	538,293	21,870	8.06%	477,026	18,739	7.79%
Regulatory stock	4,102	31	1.50%	5,721	52	1.80%
Short-term investments (4)	93,792	115	0.24%	78,228	95	0.24%
Total interest-earning assets	747,061	22,491	5.97%	679,068	19,430	5.68%
Cash and due from banks	2,674			3,045
Other non-interest earning assets	33,326			35,117
Total assets	$783,061			$717,230

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$62,934	$81	0.26%	$59,055	$80	0.27%
Money market accounts	106,844	365	0.68%	85,967	226	0.52%
Savings accounts	34,004	23	0.13%	33,733	24	0.14%
Time deposits	344,243	1,941	1.12%	297,090	1,696	1.13%
Total interest-bearing deposits	548,025	2,410	0.87%	475,845	2,026	0.84%
Short-term borrowings	3,095	16	1.03%	2,337	11	0.93%
Borrowed funds	49,283	771	3.10%	59,964	886	2.93%
Junior subordinated debentures	8,484	394	9.21%	8,309	385	9.19%
Total interest-bearing liabilities	608,887	3,591	1.17%	546,455	3,308	1.20%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	54,187			51,788
Other liabilities	7,220			5,619
Total liabilities	670,294			603,862
Stockholders’ equity	112,767			113,368
Total liabilities and stockholders’ equity	$783,061			$717,230

Net interest income		$18,900			$16,122

Interest rate spread			4.80%			4.48%
Net interest margin (5)			5.02%			4.71%

(1)         Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)         Includes loans held for sale.

(3)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net interest income	$9,426	$9,471	$8,484	$7,112	$9,017
Provision for loan losses	113	320	124	180	151
Noninterest income	1,370	1,154	1,437	1,308	835
Noninterest expense	8,210	7,737	8,795	7,516	7,614
Net income from continuing operations	1,580	1,644	542	437	1,411
Net income	1,580	1,644	542	437	1,393

Weighted average common shares outstanding:
Basic	10,132,349	10,180,038	10,314,197	10,432,494	10,432,833
Diluted	10,132,349	10,180,038	10,314,197	10,432,494	10,432,833
Earnings per common share:
Basic	$0.16	$0.16	$0.05	$0.04	$0.13
Diluted	0.16	0.16	0.05	0.04	0.13
Dividends per common share	0.01	0.01	0.01	0.09	0.09

Return on average assets	0.78%	0.85%	0.29%	0.24%	0.76%
Return on average equity	5.54%	5.80%	1.98%	1.55%	4.86%
Net interest rate spread (1)	4.65%	4.95%	4.53%	3.87%	4.94%
Net interest margin (2)	4.87%	5.18%	4.75%	4.08%	5.16%
Efficiency ratio (3)	76.05%	72.82%	88.65%	89.26%	77.28%
Noninterest expense to average total assets	4.05%	4.02%	4.69%	4.08%	4.13%
Average interest-earning assets to average interest-bearing liabilities	122.32%	123.09%	121.92%	122.17%	123.85%

	As of:
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,706	$2,105	$1,743	$1,678	$1,895
Commercial real estate	1,166	721	1,162	798	487
Home equity	11	28	160	214	204
Commercial business	—	—	5	—	61
Consumer	237	145	139	152	259
Total originated portfolio	4,120	2,999	3,209	2,842	2,906
Total purchased portfolio	8,129	4,287	4,116	4,582	3,245
Total nonperforming loans	12,249	7,286	7,325	7,424	6,151
Real estate owned and other possessed collateral, net	2,058	2,115	1,991	2,000	3,211
Total nonperforming assets	$14,307	$9,401	$9,316	$9,424	$9,362

Past due loans to total loans	2.64%	1.40%	1.14%
Nonperforming loans to total loans	2.13%	1.34%	1.42%
Nonperforming assets to total assets	1.77%	1.20%	1.22%
Allowance for loan losses to total loans	0.29%	0.28%	0.26%	0.26%	0.27%
Allowance for loan losses to nonperforming loans	13.58%	21.12%	18.66%	18.12%	21.95%

Commercial real estate loans to risk-based capital (4)	190.05%	167.57%	176.98%	175.10%	170.69%
Net loans to core deposits (5)	91.79%	92.80%	92.13%	93.18%	95.10%
Purchased loans to total loans, including held for sale	37.97%	37.38%	38.51%	35.29%	34.89%
Equity to total assets	13.69%	14.48%	14.71%	15.18%	15.61%
Tier 1 leverage capital ratio	14.81%	15.89%	15.90%	16.28%	16.66%
Total risk-based capital ratio	21.44%	22.97%	23.69%	24.21%	24.61%

Total stockholders’ equity	$110,923	$113,242	$112,066	$114,008	$114,383
Less: Preferred stock	—	—	—	—	—
Common stockholders’ equity	110,923	113,242	112,066	114,008	114,383
Less: Intangible assets	(2,466)	(2,632)	(2,798)	(2,962)	(3,124)
Tangible common stockholders’ equity (non-GAAP)	$108,457	$110,610	$109,268	$111,046	$111,259

Common shares outstanding	9,846,387	10,248,034	10,141,294	10,432,494	10,432,494
Book value per common share	$11.27	$11.05	$11.05	$10.93
Tangible book value per share (non-GAAP) (6)	11.01	10.79	10.77	10.64	10.66

	Reconciliation of Net Income (GAAP) to Net Operating Earnings (non-GAAP)
	Three Months Ended:
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Net income (GAAP)	$1,580	$1,644	$542	$437	$1,393
Items excluded from operating earnings, net of tax:
Discontinued operations	—	—	—	—	18
Income from life insurance death benefits	36	52	407	35	—
Severance expense	—	—	148	84	59
Legal settlement expense and related professional fees	—	—	—	—	—
Total after-tax items	36	52	555	119	77
Net operating earnings (non-GAAP)	$1,616	$1,696	$1,097	$556	$1,470
Net operating earnings per share - basic (non-GAAP)	$0.16	$0.17	$0.11	$0.05	$0.14

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4)	For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.
(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.
(6)	Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.